Exhibit 10.1

AMENDMENT NO. 5 TO RECEIVABLES PURCHASE AGREEMENT

        THIS AMENDMENT NO. 5 TO RECEIVABLES PURCHASE AGREEMENT, dated as of September 21, 2004 (this “Amendment”), is entered into by Ferrellgas Receivables, LLC, a Delaware limited liability company (“Seller”), Ferrellgas, L.P., a Delaware limited partnership, as “Servicer,” Jupiter Securitization Corporation (“Conduit”), and Bank One, NA (Main Office Chicago), individually as a Financial Institution and as Agent for the Purchasers with respect to that certain Receivables Purchase Agreement among them dated as of September 26, 2000 as heretofore amended from time to time (the “Existing Agreement”). The Existing Agreement, as amended hereby, is hereinafter referred to as the “Agreement.” Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in Exhibit I to the Existing Agreement.

W I T N E S S E T H :

        WHEREAS, the parties hereto desire to amend the Existing Agreement as hereinafter set forth;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments.

1.1. Each of the following definitions in the Existing Agreement is hereby amended and restated in its entirety to read, respectively, as follows:

“Funding Agreement” means any agreement or instrument executed by any Funding Source with or for the benefit of Conduit, including, without limitation, that certain Asset Purchase Agreement dated as of September 21, 2004 by and between Conduit and Bank One, NA, individually and as Agent, as the same may be amended, restated or otherwise modified from time to time.

“Liquidity Termination Date” means September 20, 2005.

“Pro Rata Share” means, for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by (ii) the aggregate amount of all Commitments of all Financial Institutions hereunder, adjusted as necessary to give effect to the application of the terms of the applicable Funding Agreement.

“Purchase Limit” means (a) $60,000,000 from May 1 through and including October 31 of each year; (b) $90,000,000 from November 1 through and including November 30 of each year, (c) $120,000,000 from December 1 through and including December 31 of each year, (d) $160,000,000 from January 1 through and including the last day of February of each year, (e) $130,000,000 from March 1 through and including March 31 of each year, and (f) $100,000,000 from April 1 through and including April 30 of each year.

1.2. The first sentence of Section 12.2 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each, a “Participant”) participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions or any other interest of such Financial Institution under any Funding Agreement.

1.3. The first sentence of Section 2.7 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

In addition to Sellers rights pursuant to Section 1.3, the Servicer shall have the right to direct the Seller to (after the Servicer shall have provided written notice to the Agent and the Seller in accordance with the Required Notice Period), at any time following the reduction of the Aggregate Capital to a level that is less than 10% of the original Purchase Limit, repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests.

1.4. The proviso set forth in the first sentence of Section 12.1(b) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

provided, however, that the consent of the Conduit shall be required prior to the effectiveness of any such assignment and, unless such assignment is required under Section 12.1(c), the consent of the Seller (such consent not to be unreasonably withheld) shall be required prior to the effectiveness of any such assignment.

    1.5.               Article XIII of the Existing Agreement is hereby deleted in its entirety and replaced with “[Intentionally deleted]” and all references in the Existing Agreement to “Article XIII” are hereby replaced with “a Funding Agreement.”

1.6. Each of the following definitions in the Existing Agreement is hereby deleted in its entirety:

“Acquisition Amount”
“Adjusted Liquidity Price”
“Conduit Residual"
“Conduit Transfer Price”
“Conduit Transfer Price Deficit”
“Conduit Transfer Price Reduction”
“Defaulting Financial Institution”
“Non-Defaulting Financial Institution”
“Non-Renewing Financial Institution”
“Reduction Percentage”

    2.               Representations and Warranties. In order to induce the other parties hereto to enter into this Amendment, each of the Buyer and the Originator hereby represents and warrants to each of the other parties hereto as follows:

    (a)               The execution and delivery by such party of this Amendment, and the performance of its obligations under the Agreement as amended hereby, are within such party’s organizational powers and authority and have been duly authorized by all necessary organizational action on its part;

    (b)               This Amendment has been duly executed and delivered by such party, and the Agreement, as amended hereby, constitutes such party’s legal, valid and binding obligation, enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

    (c)               The execution and delivery by such Seller Party of this Amendment, and the performance of its obligations under the Agreement do not contravene or violate (i) its Organization Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party (except as created under the Transaction Documents) except, in each case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and

(d) As of the date hereof, no event has occurred and is continuing that will constitute a Termination Event or a Potential Termination Event.

3. Conditions Precedent. This Amendment shall become effective as of the date first above written upon the Agent’s receipt of the following documents:

(a) Counterparts of this Amendment, duly executed by the Seller, Servicer, Conduit and the Agent;

    (b)               A certificate of the Secretary of each of the Seller Parties and the General Partner, certifying (i) an attached copy of the resolutions of its Board of Directors authorizing its execution, delivery and performance of this Amendment, (ii) an attached copy of its Organizational Documents, (iii) that it is in good standing in Delaware and Texas, and (iv) the names and signatures of the officers authorized on its behalf to execute this Amendment; and

(c) A Funding Agreement, duly executed by Conduit and Bank One, NA, individually and as Agent.

4. Miscellaneous.

(a) CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

    (b)              Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(c) Ratification of Agreement. Except as expressly amended hereby, the Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.

<Signature pages follow>

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

FERRELLGAS, L.P. BY: FERRELLGAS, INC., its General Partner
By: /s/ Kevin T. Kelly
Name: Kevin T. Kelly Title: Senior Vice President and Chief Financial Officer

FERRELLGAS RECEIVABLES, LLC
By: /s/ Kevin T. Kelly
Name: Kevin T. Kelly Title: Senior Vice President and Chief Financial Officer

BANK ONE, NA [MAIN OFFICE CHICAGO], INDIVIDUALLY AND AS AGENT
By: /s/ Leo V. Loughead
Name: Leo V. Loughead Title: Managing Director, Capital Markets

JUPITER SECURITIZATION CORPORATION
By: /s/ Leo V. Loughead
Name: Leo V. Loughead Title: Authorized Signatory